EXHIBIT 10(iii).1
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NON-EMPLOYEE DIRECTORS                                       7/94
RETIREMENT PLAN
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                       Adopted May 18, 1989
                Amended and Restated May 16, 1991
                Amended and Restated July 1, 1993
               Amended and Restated August 5, 1993
                Amended and Restated June 2, 1994

Benefit Amount:     The benefit amount is equal to the greater of:

                    a. the Board retainer and Board and committee fees for the normal meeting schedule paid by the Company during the 12-month period immediately prior to the date of a Director's retirement from the Board; or

                    b. the sum of the annual Board retainer fee; the full Board meeting fees for the normal meeting schedule; the fees for memberships on two Board committees; and the fee for serving as Chairman of one additional Board committee.

Benefit Period:     The benefit amount is paid annually for five years
                    except as noted below. No adjustments in the benefit amount will be made during the benefit period.

Eligibility:        All non-employee Directors become eligible to
                    participate in the Plan when they (i) have completed five years of Board service and have reached the Board's retirement age of 70, or (ii) have completed ten years service on the Board with retirement payments to begin at age sixty-five or the date of retirement if the Director is between age 65 and 73 when he retires.
                    Present Directors who are grandfathered for life may elect to retire at the conclusion of the Annual meeting next following the date they reach age 72.

                    Former employees of the Company become eligible to participate in the Plan once they have completed five years of service as a non-employee Director.

                    Grandfathered Directors (those who have served on the Board since December 4, 1984) who have over five years of service and who are over the normal retirement age of 73, must retire at the conclusion of the Annual Meeting following the second anniversary of the adoption of the Plan in order to receive the retirement benefit.

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Grandfathered Directors who are below the normal retirement age of 73 when the
Plan is adopted may elect to remain on the Board but must retire at the conclusion of Annual Meeting following the date they reach age 75 if they wish to receive the retirement benefits.


Exception:          On recommendation of the Nominating Committee, the Board
                    may provide that Directors continue to serve out the term of office to which they were elected or stand for election for a new term of office, beyond the annual stockholders meeting following the age of normal retirement, on a year-to-year basis, with the retirement benefit in such event to be equal to the benefit to which the Director would have been entitled in the year he would normally have retired or the benefit to which he would have been entitled in his final year of service on the Board, whichever is greater.

Survivor or Death   In the event of death prior to retirement from the
Benefit:            Board, the eligible Director's designated beneficiary will receive a lump sum payment of the amount that would otherwise have been payable to the Director. In the event of death after retirement from the Board, but during the benefit period, the Director's designated beneficiary would receive a lump sum payment of the amount remaining to be paid to the Director at the time of his death.

Disability:         In the event of a Director's disability, the five-year
                    service requirement, as well as the age requirement, are waived and payments will be made in the normal manner.

Change of Control:  In the event of a change of control, the service requirement, as well as the retirement age requirement, are waived and retirement is assumed for all Directors who do not elect to remain on the Board. Payment is in the form of a lump sum. A change of control is defined as any one of the following events:

                    1.   The Company is sold or liquidated.

                    2.   In certain mergers, consolidations, or
                         reorganizations wherein the Company is not the surviving corporation or the Company's shares are converted into cash or property, or securities issued by another corporation.

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                    3.   Substantially all of the Company's property or
                         more than 35 percent of its voting stock is acquired by any person or entity.

                    4. Directors nominated for election by the Company's Board of Directors cease to constitute a majority of the Company's Directors.

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